                                                                     Exhibit 4.9
--------------------------------------------------------------------------------

    ----------                                               ----------
    ----------                                               ----------


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF ARE EXEMPT FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS PURSUANT TO SECTION 1145 OF THE BANKRUPTCY CODE AS SECURITIES ISSUED BY A DEBTOR PURSUANT TO A PLAN OF REORGANIZATION APPROVED BY THE BANKRUPTCY COURT.

  No. W                                                              Warrants

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT DATED AS OF FEBRUARY 1, 2002 BETWEEN THE COMPANY AND UMB BANK, N.A.

                           [LOGO OF TOWER TECH, INC.]

                                                               CUSIP 891864 11 8

WARRANT CERTIFICATE EVIDENCING WARRANTS TO PURCHASE COMMON STOCK EXERCISABLE ON
     OR BEFORE 5:00 P.M., KANSAS CITY, MISSOURI TIME, ON JANUARY 30, 2007. (VALID ONLY IF COUNTERSIGNED BY THE WARRANT AGENT AS PROVIDED HEREIN)


THIS CERTIFIES THAT, for value received



or registered assigns, is the registered holder of the number of Warrants set forth above to purchase shares of common stock, par value $0.1 per share (the "Common Stock"), of Tower Tech, Inc., an Oklahoma corporation (the "Company"). Each Warrant entitles the Holder to purchase from the Company one share of Common Stock (the "Warrant Shares") at an exercise price (the "Exercise Price") of $3.00 per Warrant Share (subject to adjustment as provided in the Warrant Agreement hereinafter referred to below), upon surrender hereof at the office of UMB Bank, N.A. or to its successor, as the warrant agent under the Warrant Agreement (any such warrant agent being herein called the "Warrant Agent"), with the reverse hereof duly executed, with signature guaranteed as therein property for which the Warrants are exercisable are subject to further adjustment in certain events, such as mergers, splits, stock dividends, recapitalizations and the like. All Warrants not theretofore exercised will expire on the Expiration Date, subject to the terms of the Warrant Agreement.
  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
  Unless this Warrant Certificate has been countersigned by the Warrant Agent by manual signature of an authorized officer on behalf of the Warrant Agent, this Warrant Certificate shall not be valid for any purpose and no Warrant evidenced hereby shall be exercisable.
  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.
ATTEST:                                                      Tower Tech, Inc.

Dated:
COUNTERSIGNED:
            UMB BANK, N.A.
         (KANSAS CITY, MISSOURI)

                                      SEAL

By:       as Warrant Agent           By /s/ ILLEGIBLE          By /s/ ILLEGIBLE

     Authorized Signature                   Treasurer                 President

--------------------------------------------------------------------------------

                                TOWER TECH, INC.
        WARRANT CERTIFICATE EVIDENCING WARRANTS TO PURCHASE COMMON STOCK

1. General.
  The Warrants evidenced hereby are part of a duly authorized issue of Warrants of the Company designated as Warrants to Purchase Common Stock ("Warrants"), limited in aggregate number to 116,000 Warrants issued under and in accordance with the Warrant Agreement dated as of February 1, 2002 (the "Warrant Agreement") between the Company and UMB Bank, N.A., as warrant agent (the "Warrant Agent", which term includes any successor thereto permitted under the Warrant Agreement), to which Warrant Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Warrant Agent, the Holders of this Warrant Certificate and the owners of the Warrants evidenced hereby. A copy of the Warrant Agreement is available during normal business hours at the offices of the Warrant Agent and the Company for inspection by the Holder hereof.
  In the event of the exercise of less than all of the Warrants evidenced hereby, a new Warrant Certificate of the same tenor and for the number of Warrants which are not exercised shall be issued by the Company in the name or upon the written order of the Holder of this Warrant Certificate upon the cancellation hereof.
  All Warrant Shares issuable by the Company upon the exercise of Warrants shall, upon such issuance, be duly authorized, validly issued, fully paid and nonassessable and free of preemptive or similar rights.
  The Company shall pay any and all documentary stamp taxes, if any, that may be payable in respect of the intial issuance of Warrants or the delivery of Warrant Shares on exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares (including other securities or property issuable upon the exercise of the Warrants) or payment of cash to any person other than the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant and, in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any share certificate or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or charge is due.
  The Warrant Certificates are issuable only in registered form in denominations of whole numbers of Warrants. Upon surrender at the office of the Warrant Agent and payment of the charges specified herein and in the Warrant Agreement, this Warrant Certificate may be exchanged for Warrant Certificates in other authorized denominations or the transfer hereof may be registered in whole or in part in authorized denominations to one or more designated transferees, subject to the restrictions on transfer set forth herein and in the Warrant Agreement; provided, however, that such other Warrant Certificates issued upon exchange or registration of transfer shall evidence the same aggregate number of Warrants as this Warrant Certificate. The Company shall cause to be kept at the office of the Warrant Agent a warrant register in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company and the Warrant Agent shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as provided in the Warrant Agreement.
2. Expiration.
  Except as provided in the Warrant Agreement, all outstanding Warrants shall expire and all rights of the Holders of Warrant Certificates evidencing such Warrants shall terminate and cease to exist as of 5:00 p.m., Kansas City, Missouri time, on the Expiration Date. "Expiration Date" shall mean January 30, 2007, or such earlier date as determined in accordance with the Warrant Agreement.
3. Anti-Dilution Adjustments.
  The number of Warrant Shares issuable upon exercise of a Warrant shall be adjusted on occurrence of certain events as provided in the Warrant Agreement. Adjustments will be made whenever and as often as any specified event requires an adjustment to occur. 4. Procedure for Exercising Warrant.
  Subject to the provisions hereof and of the Warrant Agreement, the Holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby by deliver to the Warrant Agent at its stock transfer office
(i) a written notice of such Holder's election to exercise all or a portion of the Warrants evidenced hereby, duly executed by such Holder in the form set forth below, which notice shall specify the number of Warrant Shares to be purchased; (ii) this Warrant Certificate evidencing such Warrants; and (iii) a sum equal to the aggregate Exercise Price for the Warrant Shares into which the Warrants represented by this Warrant Certificate are being exercised, which sum shall be paid in any combination elected by such Holder of certified or official bank or bank cashier's check payable to the order of the Company and delivered to the Warrant Agent at its stock transfer office (which the Warrant Agent shall transfer to the Company on the next business day after receipt). 5. Registered Holder.
 Prior to due presentment of this Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the person in whose name this Warrant Certificate is registered as the owner hereof for all purposes, and neither the Company, the Warrant Agent nor any such agent shall be affected by notice to the contrary.
6. Status as Holder.
  Prior to the exercise of the Warrants, except as may be specifically provided for in the Warrant Agreement (i) no Holder of a Warrant Certificate, as such, shall be entitled to any of the rights of a holder of Common Stock of the Company, including, without limitation, the right to vote at, or to receive any notice of, any meetings of shareholders of the Company; (ii) the consent of any Holder shall not be required with respect to any action or proceeding of the Company; and (iii) no Holder shall have any right not expressly conferred by the Warrant Agreement or Warrant Certificate held by such Holder.
7. Governing Law.
  THIS WARRANT CERTIFICATE, EACH WARRANT EVIDENCED THEREBY AND THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
8. Definitions.
  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                                Form Of Exercise

In accordance with and subject to the terms and conditions hereof and of the Warrant Agreement, the undersigned registered Holder of this Warrant Certificate hereby irrevocably elects to exercise ____________________ Warrants evidenced by this Warrant Certificate and represents that such Holder has tendered the Exercise Price for each of the Warrants evidenced hereby being exercised in the aggregate amount of:
$_________ in the indicated combination of:
(i)   certified bank check payable to the order of the Company ($________);
(ii)  official bank check payable to the order of the Company ($_________); or
(iii) wire transfer in immediately available funds to the account designated by the Company for such purpose ($________).
The undersigned requests that the Warrant Shares issuable upon exercise be in fully registered form in such denominations and registered in such names and delivered, together with any other property receivable upon exercise, in such manner as is specified in the instructions set forth below.

If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below. (If no instructions are given or no signature provided, a Warrant Certificate representing the remaining Warrants evidenced hereby will be issued and delivered to the Holder of this Warrant Certificate.)

Dated:

(Insert Social Security or Other Identifying Number of Holder)

Name: _____________________________
         (Please print) Address:

Signature
(Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a national securities exchange.)

Medallion Signature Guaranteed Required:

Instructions (i) as to denominations and names of Warrant Shares issuable upon exercise and as to delivery of such securities and any other property issuable upon exercise and (ii) if applicable, as to Warrant Certificates evidencing unexercised Warrants:

                                   Assignment
    (Form of Assignment To Be Executed If Holder Desires To Transfer Warrant
                                  Certificate)

FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto

Please insert social security or other identifying number
________________________________________________________________________________
               (Please print name and address including zip code)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer said Warrant Certificate on the books of the within-named Company with full power of substitution in the premises.

Dated:

Signature
(Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a national securities exchange.)

Medallion Signature Guaranteed Required:

--------------------------------------------------------------------------------